EXHIBIT D

                                                7820 S. Holiday Drive
                                                Ste 205
                                                Sarasota, Florida 34231
                                                Telephone (941) 748-2821
                                                Fax       (941) 748-2921
CRAZ PRODUCTS, INC.


October 28, 1998

Anand Khubani
Telebrands
81 Two Bridges Road
Fairfield, New Jersey 07004

                                        VIA FAX AND REGULAR MAIL
Dear Andy:

     This letter is to confirm our understanding of the Agreement we discussed at your offices.

     For a consideration of 65000 shares of common stock in CRA Z PRODUCTS, INC.,Telebrands will provide a "test" for CRAZ Soap using airtime on HSN.
 Any profits from this project will first be applied to cover the production expenses and costs incurred by Telebrands for this project. After the recovery of these costs any remaining profits will belong to CRA Z Products. The test will consist of a sufficient number of spots to accurately assess the marketability of this product. However, the number of spots will not be less than 50, unless fewer indicate a successful market.

   In addition, CRAZ agrees to issue the shares as follows: 15000 shares in the name of Anand Khubani and the balance (50000) shares in the name of Telebrands. These shares are in consideration for the test only and upon determination by Telebrands to proceed with a marketing and sales program for CRA Z Products, the parties will negotiate appropriate terms and consideration for this activity.

    Rick Herman will be in New York until Sunday, and can be reached on his cell phone at (941) 730-0248 and again at the numbers above next week. We thank you and A.J. for your hospitality today and for your interest in promoting our product. We are confident that this is just the beginning of a mutually profitable relationship.

Sincerely,

/s/ Edward J. da Parma
Edward J. da Parma, Jr

Craz Soap it Cleans like Crazy.................